Exhibit 32.2

CERTIFICATION

In connection with the periodic report of Premier Power Renewable Energy, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission (the “Report”), I, Rhonda Holden, Controller (Principal Financial & Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 16, 2009	/s/ Rhonda Holden
Rhonda Holden
Controller (Principal Financial & Accounting Officer)*

* Although the registrant appointed a new Chief Financial Officer on November 5, 2009, the registrant’s Controller is performing the function of the principal financial and accounting officer on the filing date of this certification.